Exhibit 99.1

COHU, INC. 12367 CROSTHWAITE CIRCLE POWAY, CA 92064 FAX (858) 848-8185 PHONE (858) 858-8100 www.cohu.com

Cohu Updates Mid-Term Financial Target Model

POWAY, Calif., December 14, 2021 -- Cohu, Inc. (NASDAQ: COHU), a global leader in back-end semiconductor equipment and services, today announced that it is updating its mid-term financial target model(1) to annual revenue of $1 billion and non-GAAP EPS of $4.00 to better reflect its projected revenue and margin growth, mainly driven by:

i.

Expansion in the Inspection and Metrology market where Cohu’s revenue has grown from $35 million in 2020 to estimated $70 million in 2021. This technology addresses the emergence of advanced packages with multiple dies that require significantly greater quality verification prior to integration.

ii.

Semiconductor test equipment penetration in RF front-end, benefiting from increasing test intensity of higher frequency and bandwidth communications devices, and design-wins for display driver and power management IC test.

iii.

Greater traction in Interface products with final test contactors and recently introduced wafer-level chipscale (WLCSP) probe cards for front-end wafer test aligned with accelerating adoption of system-in-package and investments by leading semiconductor IDM and foundry customers.

iv.

Introduction of the DI-Core platform, Cohu’s foray into software data analytics to improve customer’s test cell productivity in support of Industry 4.0-factory automation objectives. DI-Core leverages Cohu’s proprietary equipment data and artificial intelligence to deliver value, adding to Cohu’s consumable-like recurring revenue stream.

Luis Müller, Cohu President and CEO, commented, “Fiscal year 2021 is forecasted to be strong for Cohu, delivering record revenue and profitability. Order demand remains strong as we enter fiscal 2022 building upon Cohu’s growth in Inspection and Metrology, expanding opportunities in RF, power management and display driver IC test, WLCSP probe and accelerating deployment of DI-Core software services.”

Müller continued, “We have executed well on the growth strategy shared at our last Analyst Day event approximately one year ago. With 2021 nearly complete, it's time to increase Cohu’s target financial model to better reflect the opportunities ahead and continue building on our estimated last five-year revenue CAGR of approximately 26%.”

(1)	“Mid-term” means 3-5 year goals

About Cohu:

Cohu (NASDAQ: COHU) is a global leader in back-end semiconductor equipment and services, delivering leading-edge solutions for the manufacturing of semiconductors. Additional information can be found at www.Cohu.com.

Use of Non-GAAP Financial Information:

Included within this press release and accompanying materials are non-GAAP financial measures, including non-GAAP earnings per share that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for: share-based compensation, the amortization of purchased intangible assets, restructuring costs, manufacturing transition and severance costs, asset impairment charges, gain on sale of business, gain on sale of facility, employer payroll taxes related to accelerated vesting share-based awards, depreciation of purchase accounting adjustments to property, plant and equipment, amortization of cloud-based software implementation costs (Adjusted EBITDA only) and gain (loss) on extinguishment of debt (Adjusted EBITDA only). Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations. With respect to any forward looking non-GAAP figures, we are unable to provide without unreasonable efforts, at this time, a GAAP to non-GAAP reconciliation of any forward-looking figures due to their inherent uncertainty.

Use of non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management uses non-GAAP measures for a variety of reasons, including to make operational decisions, to determine executive compensation in part, to forecast future operational results, and for comparison to our annual operating plan. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward-Looking Statements:

Certain statements contained in this release and accompanying materials may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding the updated mid-term financial target model to annual revenue of $1 billion and non-GAAP EPS of $4.00, expansion in the Inspection and Metrology market, semiconductor test equipment penetration in RF front-end, greater traction in Interface products, the DI-Core platform, fiscal year 2021 forecast for record revenue and profitability, strong order demand as we enter fiscal 2022 building upon Cohu’s growth, estimated five-year revenue growth CAGR, and any other statements that are predictive in nature and depend upon or refer to future events or conditions, and/or include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and/or other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance.

Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the updated mid-term financial target model consists of financial goals that may never be achieved, the ongoing global COVID-19 pandemic has adversely affected, and is continuing to adversely affect, our business and results of operations; ongoing increases in material, labor, supplier, logistics and other operating costs, or supply chain delays and shortages, could cause lower gross margins or lost sales and adversely impact our business, financial position, results of operations and cash flows; increased market cyclicality can have an adverse impact on our sales and gross margins; we are making investments in new products and product enhancements, which may adversely affect our operating results and these investments may not be commercially successful; we are exposed to the risks of operating a global business; we have manufacturing operations in Asia, and any failure to effectively manage multiple manufacturing sites and to secure raw materials meeting our quality, cost and other requirements, or failures by our suppliers to perform, could harm our sales, service levels and reputation; failure of critical suppliers to deliver sufficient quantities of parts in a timely and cost-effective manner could adversely impact our operations; the semiconductor industry is seasonal, volatile and unpredictable; the semiconductor equipment industry is intensely competitive; semiconductor equipment is subject to rapid technological change, product introductions and transitions which may result in inventory write-offs, and our new product development involves numerous risks and uncertainties; the seasonal nature of the semiconductor equipment industry places enormous demands on our employees, operations and infrastructure; a limited number of customers account for a substantial percentage of our net sales; a majority of our revenues are generated from exports to foreign countries, primarily in Asia, that are subject to economic and political instability and we compete against a number of Asia-based test contactor, test handler and automated test equipment suppliers; the incurrence of substantial indebtedness in connection with our financing of the Xcerra acquisition may have an adverse impact on Cohu’s liquidity, limit Cohu’s flexibility in responding to other business opportunities and increase Cohu’s vulnerability to adverse economic and industry conditions; our Credit Agreement contains various representations and negative covenants that limit, subject to certain exceptions and baskets, our ability and/or our subsidiaries’ ability to enter into financing and other transactions relating to our assets; because of high debt levels we may not be able to service our debt obligations in accordance with their terms; dilution of earnings per share due to our March 2021 follow-on equity offering; we are exposed to other risks associated with other acquisitions, investments and divestitures; we expect to continue to evaluate and pursue divestitures of non-core assets; our financial and operating results may vary and fall below analysts’ estimates, or credit rating agencies may change their ratings on Cohu, any of which may cause the price of our common stock to decline or make it difficult to obtain other financing; potential goodwill impairments if our business underperforms; global economic and political conditions, including trade tariffs and export restrictions, and other regulatory requirements, have impacted our business and may continue to have an adverse impact on our business and financial condition; our business and operations could suffer in the event of cybersecurity breaches; and our stock price and volatility in our stock price and earnings.

These and other risks and uncertainties are discussed more fully in Cohu’s filings with the SEC, including the most recently filed Form 10-K and Form 10-Q, and the other filings made by Cohu with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Except as required by applicable law, Cohu does not undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Cohu, Inc.

Jeffrey D. Jones, 858-848-8106

Investor Relations